Exhibit 10.26

SERVICE AGREEMENT

This Agreement is made as of January 1, 2005 by and between:

CYPRESS SEMICONDUCTOR PHILIPPINES HEADQUARTERS LTD.- REGIONAL OPERATING HEADQUARTERS, a corporation duly organized and existing under and by virtue of the laws of the Cayman Islands, with an office address at 2nd Floor, NetOne Center 26th St., Corner 3rd Avenue, Crescent Park West, Fort Bonifacio Global City, Taguig, Metro Manila, Philippines 1630 (hereinafter referred to as the Service Provider) represented in this instance by Emmanuel Hernandez, Vice President,

and

SUNPOWER PHILIPPINES MANUFACTURING LIMITED, a corporation duly organized and existing under and by virtue of the laws of Cayman Island (hereinafter referred to as SPML), represented in this instance by Jay Peir, Vice President;

WITNESSETH:

WHEREAS, the Service Provider has established a centralized financial service, and service center to process large volume financial transactions and provide General administration and planning; business planning and coordination; sourcing and procurement of raw materials and components; training and personnel management; logistics services; research and development services, product development; technical support and maintenance; data processing and communication; IT infrastructure, business plant development; facilities – safety, security, safety and emergency response planning; new product introduction development, new package development; low cost tester development and new methods of testing; assessment and administration of quality systems and procedure both internal and external to Cypress; start-up project planning and execution;

WHEREAS, SPML desires to retain Service Provider as an independent contractor to perform from time to time certain as further defined herein (collectively, the “Services”);

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and intending to be legally bound, the parties hereby agree as follows:

1.	AGREEMENT TO PROVIDE SERVICES

1.1	SCOPE OF SERVICES

The Service Provider shall provide qualifying services (more fully described in Exhibit A) in the areas of general administration and planning, business planning and coordination, corporate finance services, training and personnel management, research and development services and product development, technical support and maintenance, data processing and communication and business development:

1.2	The Service Provider shall make available the above services at the same time frame as that of SPML or such other time mutually agreed upon by both parties. No change in time shall be made without notice to SPML.

1.3	The Service Provider shall also handle processing of payroll, withholding tax remittance of the said employees including SSS and Pag-ibig.

2.	SERVICE FEE

2.1	COMPENSATION

For and in consideration of the full and faithful performance and completion of the stipulated work by the Service Provider in accordance with the terms and conditions agreed upon, SPML agrees to pay to Service Provider a Service Fee.

2.2	BASIS FOR CALCULATING THE SERVICE FEE

The Service Fee shall be an amount equal to all necessary and reasonable costs incurred by Service Provider in the performance of its duties under this Agreement, including without limitation, rent, salaries, overhead, and travel expenses, and excluding taxes, plus the amount set forth in Exhibit B.

2.3	PAYMENT FOR THE SERVICE FEE

The Service Fee shall be paid in a mutually agreeable currency to such bank as is designated by Service Provider, and shall be made in strict compliance with all applicable governmental regulations and rulings of the governments of the Republic of the Philippines, including the withholding of any taxes required by law.

2.4	TIME AND FORM OF PAYMENT

Service Provider shall submit monthly invoices of the Service Fees due and payable to it under the terms of this Agreement. Invoices shall be due and payable not later than thirty (30) days after receipt of the invoice. Thereafter, unpaid amounts not subject to a bona fide dispute shall bear interest until paid at a rate of 2.0% per month

2.5	Applicable taxes shall be borne by the Service Provider.

3.	RELATIONSHIP OF PARTIES

3.1	It is understood and agreed that Services will be rendered by Service Provider as an independent contractor and that Service Provider shall perform the Services under the general direction of SPML as to the result of such activity, but that Service Provider shall determine, in its sole discretion, the manner and means by which the Services are accomplished, subject to the express conditions that Service Provider shall at all times comply with applicable law.

3.2	Nothing contained in this Agreement shall be construed to give either party the power to direct and control the day-to-day activities of the other, constitute the parties as partners, joint venturers, principal and agent, employer and employee, co-owners, or otherwise as participants in a joint undertaking, or allow Service Provider to create or assume any obligation on behalf of SPML for any purpose whatsoever. All financial and other obligations associated with Service Provider’s business are the sole responsibility of Service Provider.

4.	TERM AND TERMINATION

4.1	TERM

This agreement shall continue in force for a fixed term of one (1) year from the date hereof unless terminated earlier under the provisions of this Section 4.2. At the end of the fixed term, this Agreement shall renew automatically for additional one (1) year terms, unless terminated earlier pursuant to this Section 4.

4.2	TERMINATION FOR CAUSE

Notwithstanding anything to the contrary in Section 4.1 hereof, the obligations and liabilities of SPML and Service Provider may be terminated as follows:

(a)	Either party may terminate this Agreement in the event of a breach by the other party of any of the covenants contained herein if such breach continues uncured for a period of ten (10) working days after written notice of such breach has been given;

(b)	SPML may, by giving Service Provider written notice of termination, terminate this Agreement if Service Provider is adjudicated bankrupt, files a voluntary petition of bankruptcy, makes a general assignment for the benefit of creditors, is unable to meet its obligations in the normal course of business as they fall due, or if a receiver is appointed on account of Service Provider’s insolvency.

4.3	TERMINATION ON NOTICE

Either party may terminate this Agreement without cause upon providing the other party with three (3) months advance written notice.

4.4	TRANSITION

Upon termination or expiration of this Agreement, Service Provider shall diligently cooperate with SPML to effect a smooth and orderly transition.

4.5	RETURN OF MATERIAL

All documents and data relating to the products or the conduct of SPML’s business shall remain the property of SPML. Within thirty (30) days after the termination of this Agreement, Service Provider shall return all such items and information on its possession to SPML. Service Provider shall not make or retain any copies of any confidential items or information that may have been entrusted to it. Effective upon the termination or expiration of this Agreement, Service Provider shall immediately cease to use all trademarks, marks and trade name or other materials of SPML.

4.6	NO COMPENSATION FOR TERMINATION

In the event of termination by either party in accordance with the provisions of this Agreement, the non-terminating party shall not be liable for compensation, reimbursement or damages whatsoever stemming from the termination of this Agreement. The parties expressly waive and claim they may have on account of such termination for lost profits or anticipated sales or on account of expenditures, investments, leases or commitments in connection with the business of the Service Provider or SPML. SPML’s sole liability to Service Provider under the terms of this Agreement shall be for any unpaid service fees under Section 4 of this Agreement.

5.	REVISION

The Agreement and any provisions, hereof, may be revised anytime within the term of the Agreement at the instance of either party. Revisions /changes shall be binding only if mutually agreed by both parties. Revisions/Changes shall be written as an amendment to the Agreement and included as an annex to the original Agreement.

6.	SERVICE PROVIDER’S REPRESENTATION AND WARRANTIES

Service Provider hereby represents, warrants and covenants that it has the personnel, facilities and resources required to discharge and will discharge the Services contemplated by this Agreement in a timely and efficient manner. Service Provider further represents, warrants and covenants that it has the administrative, business and technical experience and expertise to perform such services in a competent and professional manner.

7.	ASSIGNMENT

The rights and liabilities of the parties hereto shall bind and inure to the benefit of their respective successors, heirs, executors and administrators, as the case may be; provided that, as SPML has specifically contracted for Service Provider’s services, Service Provider may not assign or delegate its obligations under this Agreement either in whole or in part without the prior written consent of SPML.

8.	LEGAL AND EQUITABLE REMEDIES

Because the Services are personal and unique and because Service Provider may have access to and become acquainted with the Confidential Information of SPML, SPML shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that SPML may have for a breach of this Agreement.

9.	ATTORNEYS FEES

If an action at law or in equity is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs and expenses in addition to any other relief to which such prevailing party may be entitled.

10.	CONFIDENTIALITY

10.1	Service Provider acknowledges that by reason of its relationship with SPML hereunder it will have access to certain information and materials concerning SPML’s business, plans, Customers, technology and products that are confidential and of substantial value to SPML, the value of which would be impaired if such information were disclosed to third parties. Service Provider agrees that it shall not use in any way for its own account or the account of any third party, nor disclose to any third party, any such confidential information revealed to it by SPML.

10.2	Service Provider shall take every reasonable precaution to protect the confidentiality of such information, including, at the request of SPML, the entry by Service Provider’s agents and employees into confidentiality agreements in a form approved by SPML.

11.	LIMITATION OF LIABILITY

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY FOR (1) THE COST OF REPROCUREMENT, SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, OR (2) ANY DAMAGES RESULTING FROM INACCURATE OR LOST DATA OR LOSS OF USE OR LOSS OF PROFITS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE USE OR PERFORMANCE OF THE PRODUCTS. IN NO EVENT WILL SERVICE PROVIDER’ TOTAL LIABILITY FOR ANY DAMAGES IN ANY ACTION BASED ON OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE TOTAL PRICE PAID BY SERVICE PROVIDER FOR THE AFFECTED PRODUCTS. HOWEVER, THE FOREGOING LIMITATION OF LIABILITY SHALL NOT APPLY TO ANY ACTION BY SERVICE PROVIDER FOR INFRINGEMENT BY SERVICE PROVIDER OF ANY IF ITS INTELLECTUAL PROPERTY RIGHTS

OR FOR ANY DISCLOSURE OR USE BY SERVICE PROVIDER OF ITS CONFIDENTIAL INFORMATION.

12.	STATUS OF SERVICE PROVIDER’S PERSONNEL

Service Provider shall be solely responsible for, and shall indemnify and hold SPML free and harmless from, any and all claims, damages or lawsuits arising out of the acts of Service Provider, its employees or its agents.

All employees, agents or others engaged by Service Provider in its performance of its duties under this Agreement are and shall remain the employees or agents of Service Provider, and nothing contained in this Agreement or otherwise shall be construed to imply any responsibility of SPML for their actions or otherwise.

13.	INSURANCE

Service Provider shall be responsible for procuring and maintaining in good force and effect automobile insurance, general comprehensive liability insurance, workers compensation insurance, and unemployment insurance in such amounts as may be required by law.

14.	COMPLIANCE WITH LAWS

Service Provider will at all times conduct its business affairs in compliance with both the laws of the United States and the laws of the Territory. Specifically, Service Provider shall at all time act in conformity with the United States Foreign Corrupt Practices Act and with the United States Export Administration Act. To that end, Service Provider and Service Provider’s representatives, agents and employees shall not directly or indirectly make an offer, payment or authorize a payment, gift or anything of value for the purpose of influencing an act or decision of any government official in order to obtain or retain sales under this Agreement.

15.	MISCELLANEOUS

15.1	This Agreement constitutes the entire understanding between the parties hereto and there exists no other Agreement, undertakings or representations other than those expressly set forth herein. Any amendment or notification of or, supplement to, this Agreement shall be valid only if set forth in writing and duly signed by the Parties hereto.

15.2	In the event any provision of the Agreement shall at any time be considered or held by any authority or court having jurisdiction on the subject matter of this Agreement to be prohibited and/or void, this shall not affect the validity of the remaining provisions of this Agreement which shall be considered separable and this Agreement shall thereupon be deemed to written, or to be rewritten as the case may be, without such prohibition or void provision.

15.3	Neither SPML nor Service Provider shall be held responsible for any delay or failure in the performance of the work under this Agreement due to reason of force majeure or any other cause not attributable to the fault or negligence of either party.

15.4	The laws of the State of California shall exclusively govern this Agreement. Any dispute on the interpretation, execution and termination, of the present Agreement shall be of the exclusive competence of the courts of California.

15.5	This Agreement has been executed in two copies, each of which, so executed shall be deemed to be an original copy hereto.

16.	NOTICES

Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or upon receipt when sent by certified or registered mail.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first written above.

CYPRESS SEMICONDUCTOR		SUNPOWER PHILIPPINES
PHILIPPINES HEADQUARTERS LTD		MANUFACURING LIMITED

By:	/s/ Emmanuel Hernandez	By:	/s/ Jay Peir
	EMMANUEL HERNANDEZ		JAY PEIR
	Vice President		Vice President

Exhibit A

Qualifying Services

1.	Product rationalization/capacity planning for WW packaging. This includes administration, reporting, resolution of issues on packaging and shipment of products from SPML and subcontractors.

2.	Support customer quality resolution for customers

3.	Assessment and review of corporate quality systems and procedures

4.	Provide mfg quality information to corporate and WW SunPower customers

5.	Global Helpdesk administration similar to a call-center

6.	IT infrastructure and resource administration for SPML

7.	Software development of all engineering tools for WW SunPower.

8.	Support IT/programming requirements

9.	Development of new product from design to manufacturability of Solar Cells for WW SunPower

10.	Provide support for research and development of new testing concepts and methods

11.	Administer Global Distribution Center of WW SunPower products

12.	Support WW purchasing activities and global logistics programs

13.	Provide support to corporate Finance, ITG, Logistics, New Product Development, SunPower, regarding financial information, transfer pricing, accounting, tax/legal services and forecasting.

14.	Provide support for start-up of SunPower plant in the Philippines such as finance, facilities, systems, administration, HR, engineering, and registration activities.

15.	Provide support on the assembly, testing, finishing of WW SunPower products and ship to customers based on plan/build model.

18.	Provide financial transaction services to SunPower on payables and Payroll processing.

19.	Provide HR services/administration and training/development of SPML, SunPower and locally –based Sunnyvale employees. This includes providing HR information and metrics to Corporate and benchmarking of key HR initiatives.

20.	Provide WW Subcontracting and Foundry support activities which includes quality, cost, cycle time, yield, people, pricing, and other key manufacturing performance deliverables.

21.	Provide support on facilities, environmental, safety, emergency response planning, security, and project management to various locations.

Exhibit B

Service Fee

For and in consideration of the full and faithful performance and completion of the stipulated work by the Service Provider in accordance with the terms and conditions agreed upon, SPML agrees to pay the Service Provider a service fee equivalent to the Actual Cost plus 10% mark up.

If, at any time, due to changes in facts and circumstances, or changes in US Transfer Pricing Tax Law, either party believes that the Service Fee no longer reflects an arm’s length fee under US Transfer Pricing Tax Law, the parties shall negotiate in good faith to determine a new arm’s length Service Fee and by mutual agreement, amend this Agreement accordingly. If necessary, retroactive adjustments shall be made within sixty (60) days of the close of a fiscal year in order to ensure that the total Service Fee paid by SPML to Service Provider is arm’s length under US Transfer Pricing Tax Law.